Exhibit 99.1

545 Long Wharf Drive, 5th floor, New Haven, CT 06511 Tel: 1-877-DSL-NET1 Fax: 203-624-3612 Email: info@dsl.net Web: www.dsl.net

DSL.net Reports First-Quarter 2005 Results:
First Quarter Adjusted EBITDA Improves 117%;
Free Cash Flow Improves 113% from Year Earlier

NEW HAVEN, Conn. - (BUSINESS WIRE), May 11, 2005 - DSL.net, Inc. (AMEX: BIZ), a leading nationwide provider of broadband communications services to businesses, today reported first-quarter 2005 financial results.

Revenue for the first quarter of 2005 was $15.4 million, compared to revenue for the first quarter of 2004 of $17.8 million.

The Company generated gross margin (defined as revenue less network expense) of $5.4 million for the first quarter of 2005, compared to gross margin of $5.6 million for the first quarter of 2004.

Earnings before interest, taxes, depreciation, amortization, other income (expense) and non-cash stock compensation (“Adjusted EBITDA”) for the first quarter of 2005 was positive $0.5 million, a 117% improvement compared to negative $2.8 million in the first quarter of 2004.

Free cash flow (defined as Adjusted EBITDA minus capital expenditures) for the first quarter of 2005 was positive $0.4 million, a 113% improvement over first quarter of 2004 free cash flow of negative $3.0 million.

“This is the second consecutive quarter that DSL.net has reported positive Adjusted EBITDA and free cash flow, and I’m very pleased with these latest results as we begin the new year,” said Kirby G. “Buddy” Pickle, chief executive officer of DSL.net. “To the extent we are successful in our ongoing efforts to secure additional financing, we believe we will become a leading provider of break-through voice and data (VoIP) solutions for small and medium businesses.”

Net loss for the first quarter of 2005 was $3.5 million, representing a 50% improvement over net loss of $7.1 million for the first quarter of 2004.

On a per share basis, the Company reported a net loss applicable to common stockholders of $0.01 per share for the first quarter of 2005, a 81% improvement compared to a net loss of $0.08 per share for the same period a year earlier.

At the end of the first quarter of 2005, the Company had $8.0 million in cash and total assets of $36.5 million.

“We are pleased that we were able to sustain positive Adjusted EBITDA and free cash flow for the first quarter despite the decline in revenue and gross margin,” said Robert J. DeSantis, chief financial officer of DSL.net. “We believe that our significantly improved financial performance over the past year has better positioned the Company to pursue financing and strategic alternatives.”

DSL.net will host a conference call to discuss results for the quarter, as well as future plans and expectations, Thursday, May 12, 2005, at 11 a.m., Eastern Time. Interested parties may listen to the live audio webcast of the call by visiting the investor relations section of DSL.net's Web site, www.dsl.net. The call also may be accessed live via telephone by dialing 800-289-0518, confirmation code 8568450. For those unable to access the live conference call, an audio replay will be available until 11 p.m., Eastern Time, through the end of May, by dialing 888-203-1112 and entering code 8568450. Investors may also access the call replay by visiting the investor relations section of the Company's Web site.

About DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services; as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net’s business include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net's unproven business model, which may not be successful; (iii) DSL.net’s ability to raise sufficient additional capital on acceptable terms, or at all, to finance continuing operations or DSL.net’s pursuit of strategic opportunities; (iv) DSL.net's failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing could have a material adverse effect on DSL.net’s results of operations or financial position, or cause it to restructure its operations to further reduce operating costs or to cease operations; (v) DSL.net’s ability to maintain compliance with the American Stock Exchange’s continuing listing requirements, which failure could adversely impact the pricing and trading of DSL.net’s common stock; (vi) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business or increase its costs of operations; (vii) risks associated with potential financing, strategic and/or merger and acquisition transactions, including, without limitation, difficulties in identifying and completing any of such transactions, integrating businesses or assets and realizing the revenue, earnings or synergies anticipated from any transactions; (viii) competition; (ix) the marketplace’s receptiveness to DSL.net’s offering of integrated voice and data services; (x) DSL.net’s ability to recruit and retain qualified personnel; and (xi) DSL.net's dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under “Risk Factors'' in DSL.net’s Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:

Media:	Investors:
Joe Tomkowicz	Bob DeSantis
203-782-3885	203-782-3267
jtomkowicz@dsl.net	investors@dsl.net

(Financial Tables Follow)

DSL.net, Inc.
Statements of Operations
(dollars in thousands, except per share data) (unaudited)

	Three Months Ended
	March 31,
	2005	2004

Revenue	$15,440	$17,820

Operating expenses:
Network (a)	10,069	12,199
Operations	1,765	3,189
General and administrative (a)	2,707	2,927
Sales and marketing	430	2,343
Depreciation and amortization	2,000	3,318
Total operating expenses	16,971	23,976
Operating loss	(1,531)	(6,156)
Interest expense, net	(2,109)	(981)
Other income (expense), net	138	74
Net loss	$(3,502)	$(7,063)

Net loss applicable to common stockholders:
Net loss	$(3,502)	$(7,063)
Dividends on Series X and Y preferred stock	—	(490)
Accretion of Series X and Y preferred stock	—	(3,452)
Fair value of Series Z preferred stock	—	—
Loss applicable to common stockholders	$(3,502)	$(11,005)

Net loss per common share - basic and diluted	$(0.01)	$(0.08)

Shares used in computing net loss per share	233,620,150	136,459,553

Other data:
Reconciliation of net loss to adjusted EBITDA & free cash flow:
Net loss	$(3,502)	$(7,063)
Add back:
Interest and other (income) expense, net	1,971	907
Depreciation and amortization	2,000	3,318
Adjusted EBITDA	469	(2,838)
Less Capital Expenditures	(60)	(207)
Free cash flow	$409	$(3,045)

(a) Depreciation and amortization were excluded from the following expense line items and presented as a separate operating expense line item:
Depreciation and amortization:
Network	$1,824	$2,766
G&A	176	552
Total	$2,000	$3,318

DSL.net, Inc. Condensed Balance Sheet
(dollars in thousands) (unaudited)

	March 31,	December 31,
	2005	2004

Cash and cash equivalents	$7,995	$7,079
Accounts receivable, net of allowances	5,798	6,344
Other current assets	2,233	4,776
Total current assets	16,026	18,199
Net property and equipment	10,808	12,719
Other assets	9,680	9,944
Total assets	36,514	40,862

Current liabilities	11,144	13,926
Long-term obligations - less current portion	16,766	14,830
Stockholders' equity	8,604	12,106
Total liabilities and stockholders’ equity	$36,514	$40,862